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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No. 333-65253), Form S-3 (File No. 333-63827) and Form S-3 (File No. 333-76513).

                      /s/ ARTHUR ANDERSEN LLP

Honolulu, Hawaii
April 13, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS